                                                                      EXHIBIT 21



                 LIST OF SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                                    12/31/95

                                                           Percent of
                                                           Voting
                                          Organized Under  Securities
Company(1)                                Laws of          Owned(2)
-------                                   ---------------  ----------
FMC Corporation                           Delaware         Registrant
   FMC of Canada Limited                  Canada              100
   FMC Corporation (UK) Limited           England             100
   FMC Europe, S.A.                       France              100
   FMC Gold Company                       Delaware             80
      FMC Jerritt Canyon Corporation      Delaware            100
      Meridian Gold Company               Montana             100
   FMC Wyoming Corporation                Delaware             80
   Food Machinery Holding Company B.V.    Spain               100
      Foret, S.A.                         Spain               100
   Intermountain Research & Development   Wyoming             100
   Corporation
      FMC Do Brasil Ltda.                 Brazil              100
      FMC International, A.G.             Switzerland         100
   Kongsberg Offshore, A/S                Norway              100
   Litex A/S                              Denmark             100
   Mid-Atlantic Investments Limited       Canada              100
   Mid-Atlantic Acceptance Company        Bermuda             100
    Limited
   Moorco International Inc.              Delaware            100
   FMC Industrial Chemical B.V.           Netherlands         100
   FMC Asia Pacific Inc.                  Delaware            100
   United Defense, L.P.                   Delaware             60

____________________
(1) The names of various active and inactive subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(2) With respect to certain companies, qualifying shares in names of directors are included in these percentages. Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent subsidiary.